Exhibit 32.2

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

With reference to the Quarterly Report of Incyte Corporation ( “Incyte”) on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David C. Hastings, Chief Financial Officer of Incyte, certify, for the purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)   the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Incyte.

/S/ DAVID C. HASTINGS
DAVID C. HASTINGS
Chief Financial Officer
November 1, 2007